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                                                                      EXHIBIT 12

COX RADIO, INC.
RATIO OF EARNINGS TO FIXED CHARGES

                                                                  YEAR ENDED DECEMBER 31,
                                            ------------------------------------------------------------------
                                               2000          2001          2002          2003          2004
                                            ----------    ----------    ----------    ----------    ----------
                                                                   (Dollars in thousands)
EARNINGS AVAILABLE FOR FIXED CHARGES:

Income before income taxes & cumulative
  effect of accounting change               $  534,484    $   20,171    $   98,173    $  105,046    $  112,902

Fixed charges                                   39,876        52,046        43,126        36,676        33,868
                                            ==========    ==========    ==========    ==========    ==========
Total                                       $  574,360    $   72,217    $  141,299    $  141,722    $  146,770
                                            ==========    ==========    ==========    ==========    ==========

FIXED CHARGES:

Interest expense                            $   37,012    $   49,008    $   39,682    $   33,575    $   30,393
Interest component of rent expense               2,864         3,038         3,444         3,101         3,475
                                            ==========    ==========    ==========    ==========    ==========
Total                                       $   39,876    $   52,046    $   43,126    $   36,676    $   33,868
                                            ==========    ==========    ==========    ==========    ==========

RATIO OF EARNINGS TO FIXED CHARGES               14.40          1.39          3.28          3.86          4.33
                                            ==========    ==========    ==========    ==========    ==========
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